Registration No. 333-56119

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

KEANE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2437166
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

100 City Square
Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

1998 Stock Incentive Plan
(Full Title of the Plan)

Srinivasan Subramanian
President and Chief Executive Officer
Keane, Inc.
100 City Square
Boston, MA 02129
(Name and Address of Agent For Service)

617-241-9200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Gregg Vignos
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor
San Francisco, California 94105
415-856-7000

DEREGISTRATION OF UNSOLD SECURITIES

In connection with the merger between Keane, Inc. and Renaissance Acquisition Corp., shares of common stock of Keane, Inc. previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration.  No securities remain unsold under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on June 4, 2007.

KEANE, INC.

By:	/s/ SRINIVASAN SUBRAMANIAN
Srinivasan Subramanian
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SRINIVASAN SUBRAMANIAN	President, Chief Executive Officer, and	June 4, 2007
Srinivasan Subramanian	Chairman of the Board (Principal
Executive Officer)

/s/ JOHN LEAHY	Chief Financial Officer (Principal	June 4, 2007
John Leahy	Financial and Accounting Officer)

/s/ GREGG VIGNOS	Director	June 4, 2007
Gregg Vignos